UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2011

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

11 West 42nd Street
New York, New York 10036
(Address of registrant's principal executive office)

Registrant's telephone number, including area code: (212) 461-5200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 10, 2011, CIT Group Inc. (the “Company”), held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”), at the Company’s offices in Livingston, New Jersey. A total of 200,478,847 shares of the Company’s common stock were entitled to vote as of March 14, 2011, the record date for the Annual Meeting. There were 176,365,811 shares present in person or by proxy at the Annual Meeting, at which the stockholders were asked to vote on five (5) proposals. Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.

Proposal 1. Election of Directors.

With respect to the election of the following nominees as Directors of the Company to hold office for a term of one year, or until the next annual meeting of stockholders:

	Shares Voted
	For	Against	Abstain	Broker Non- Votes
Michael J. Embler	158,783,244	848,895	34,040	16,699,632
William M. Freeman	147,449,579	12,182,880	33,720	16,699,632
David M. Moffett	159,498,679	139,742	27,758	16,699,632
R. Brad Oates	158,781,424	851,044	33,711	16,699,632
Marianne Miller Parrs	153,344,914	6,294,692	26,573	16,699,632
Gerald Rosenfeld	158,780,902	858,444	26,833	16,699,632
John R. Ryan	140,747,816	18,884,929	33,434	16,699,632
Seymour Sternberg	147,433,366	12,201,671	31,142	16,699,632
John A. Thain	151,502,913	8,137,866	25,400	16,699,632
Peter J. Tobin	153,344,066	6,290,187	31,926	16,699,632
Laura S. Unger	158,779,256	859,529	27,394	16,699,632

Based on the votes set forth above, each of the nominees set forth above were duly elected to serve as directors of the Company for a one year term, or until their respective successors have been duly elected and qualified at the next annual meeting of stockholders of the Company.

Proposal 2. Ratification of the Appointment of Independent Registered Public Accounting Firm

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and external auditors for the year ending December 31, 2011 received the following votes:

For	Against	Abstain
175,673,512	657,595	34,704

Based on the votes set forth above, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and external auditors to serve for the year ending December 31, 2011 was duly ratified by the stockholders.

Proposal 3. Advisory Vote on the Compensation of the Company’s Executive Officers

The advisory (non-binding) approval of the compensation of the Company’s named executive officers, as set forth in the Company’s proxy statement for the Annual Meeting, received the following votes:

For	Against	Abstain	Broker Non-Votes
128,453,427	30,861,155	351,597	16,699,632

Based on the votes set forth above, the compensation of the Company’s named executive officers, as set forth in the Company’s proxy statement for the Annual Meeting, was approved in an advisory vote by the stockholders.

Proposal 4: Advisory Vote on the Frequency of Advisory Votes on the Compensation of the Company’s Executive Officers

The advisory (non-binding) vote on the frequency with which advisory (non-binding) votes should be held on the compensation of the Company’s named executive officers, pursuant to the SEC’s compensation disclosure rules, received the following votes:

One Year	Two Years	Three Years	Abstain
150,530,760	67,213	8,501,118	567,088

Based on the votes set forth above, the non-binding advice of the shareholders is that the Company should hold an advisory (non-binding) vote on the compensation of the Company’s named executive officers every year.

Proposal 5: Approval of the CIT Group Inc. 2011 Employee Stock Purchase Plan

The approval of the CIT Group Inc. 2011 Employee Stock Purchase Plan received the following votes:

For	Against	Abstain	Broker Non-Votes
159,042,533	164,206	459,440	16,699,632

Based on the votes set forth above, the CIT Group Inc. 2011 Employee Stock Purchase Plan was approved by the stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

By:	/s/ Robert J. Ingato

Robert J. Ingato
Executive Vice President, General Counsel &
Secretary

Dated: May 10, 2011